PepGen Reports Third Quarter 2025 Financial Results and Recent Corporate Highlights

– FREEDOM-DM1 15 mg/kg cohort demonstrated the highest mean splicing correction reported to date in DM1 patients –

– FREEDOM2-DM1 5 mg/kg cohort on track to readout in Q1 2026, with all patients enrolled and having received at least one dose –

– Recent $115 million financing extends cash runway into the second half of 2027 –

BOSTON— November 12, 2025-- PepGen Inc. (Nasdaq: PEPG), a clinical-stage biotechnology company advancing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases, today reported financial results and recent corporate highlights for the quarter ended September 30, 2025.

“This quarter was defined by the strong results from the 15 mg/kg cohort of our FREEDOM study, which showed unprecedented levels of splicing correction following a single dose,” said James McArthur, PhD, President and Chief Executive Officer of PepGen. “With the key objectives of the FREEDOM study achieved, we are carrying this momentum forward as we advance our multiple ascending dose trial, FREEDOM2. Because mis-splicing is the underlying cause of DM1, we believe that the high levels of splicing correction we achieved have the potential to translate into meaningful functional improvements across key outcome measures, including myotonia and muscle weakness, over time; and we are eager to demonstrate this in FREEDOM2. Bolstered by our recent financing, we are now well positioned to advance FREEDOM2 and further validate the potential of PGN-EDODM1 to become a best-in-class treatment for individuals living with DM1. We look forward to sharing data from the 5 mg/kg multi-dose cohort in the first quarter of next year.”

Recent Program Updates

PGN-EDODM1: Myotonic Dystrophy Type 1 (DM1)

•
FREEDOM Phase 1 Single Ascending Dose (SAD) Randomized, Placebo-Controlled Clinical Trial of PGN-EDODM1:
o
The Company reported topline results from the 15 mg/kg cohort of PGN-EDODM1, demonstrating a mean splicing correction of 53.7% following a single 15 mg/kg dose—substantially higher than any previously reported splicing correction in DM1 patients and with all patients showing improvement in splicing. PGN-EDODM1 was generally well tolerated at this dose, with drug-related adverse events mild or moderate in severity. For additional details, read the full press release here.

•
FREEDOM2 Phase 2 Multiple Ascending Dose (MAD) Randomized, Placebo-Controlled Clinical Trial of PGN-EDODM1:
o
All patients in the 5 mg/kg cohort of the FREEDOM2 trial have been enrolled and have received at least one dose. The Company remains on track to report results from the 5 mg/kg cohort in the first quarter of 2026 and expects to initiate dosing in the 10 mg/kg cohort during the same quarter. The Company remains on track to report results from the 10 mg/kg cohort in 2H 2026.

Corporate Updates

•
In September 2025, PepGen closed an underwritten public offering, raising $115 million in aggregate gross proceeds before deducting underwriting discounts, commissions, and offering expenses. Based on current plans, these proceeds extend the Company’s cash runway into the second half of 2027.
•
In October 2025, the Company’s data were featured in two oral presentations at the 30th Annual International Congress of the World Muscle Society (WMS). One presentation included the previously reported positive FREEDOM-DM1 Phase 1 clinical data. The presentations presented are available on PepGen’s website under Scientific Publications.
•
In October 2025, PepGen gave an oral presentation at the Oligonucleotide Therapeutics Society (OTS) Annual Meeting. The presentation reviewed the use of its Enhanced Delivery Oligonucleotide (EDO) Platform to develop a treatment for DM1 and included a review of the FREEDOM clinical data. The presentation presented is available on PepGen’s website under Scientific Publications.

Financial Results for the Three Months Ended September 30, 2025

•
Cash, Cash Equivalents and Marketable Securities were $163.7 million as of September 30, 2025. Based on currently planned operations, the Company believes that its existing cash, cash, equivalents, and marketable securities will be sufficient to fund its operations into the second half of 2027.
•
Research and Development Expenses were $13.4 million for the three months ended September 30, 2025, compared to $17.7 million for the same period in 2024.
•
General and Administrative Expenses were $5.2 million for the three months ended September 30, 2025, compared to $5.4 million for the same period in 2024.
•
Net Loss was $18.0 million, or $(0.52) basic and diluted net loss per share, for the three months ended September 30, 2025, compared to $21.4 million, or $(0.66) basic and diluted net loss per share, for the same period in 2024. PepGen had approximately 68.7 million shares outstanding on September 30, 2025.

About PGN-EDODM1

PGN-EDODM1, PepGen's investigational candidate in development for the treatment of DM1, utilizes the Company's proprietary EDO technology to deliver a therapeutic oligonucleotide that is designed to restore the normal splicing function of MBNL1, a key RNA splicing protein. PGN-EDODM1 addresses the deleterious effects of cytosine-uracil-guanine (CUG) repeat expansion in the dystrophia myotonic protein kinase (DMPK) transcripts which sequester MBNL1, by binding to the pathogenic CUG trinucleotide repeat expansion present in the DMPK transcripts, and disrupting the binding between the CUG repeat expansion and MBNL1. PepGen believes this innovative therapeutic approach may have considerable advantages over oligonucleotide modalities that rely on knockdown or degradation of the DMPK transcripts as it will allow the DMPK transcripts to continue to perform their normal function within the cell, while also liberating MBNL1 to correct downstream mis-splicing events. The U.S. Food and Drug Administration has granted PGN-EDODM1 both Orphan Drug and Fast Track Designations for the treatment of patients with DM1.

About PepGen

PepGen Inc. is a clinical-stage biotechnology company developing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases. PepGen’s Enhanced Delivery Oligonucleotide (EDO) platform is founded on over a decade of research and development and leverages cell-penetrating peptides to improve the uptake and activity of conjugated oligonucleotide therapeutics. Using these EDO peptides, the Company is generating a pipeline of oligonucleotide therapeutic candidates designed to target the root cause of serious diseases.

For more information, please visit PepGen.com. Follow PepGen on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding the therapeutic potential and safety profile of PGN-EDODM1 based on data from the 5, 10 and 15 mg/kg cohorts of the FREEDOM-DM1 study, our expectations regarding the potential for significant correction of mis-splicing with more doses of PGN-EDODM1 over a longer treatment period to potentially provide improved functional benefit for patients with DM1, the design and conduct of clinical trials with our candidates, including expected timelines for the initial data report from our FREEDOM2-DM1 trial, the potential for any functional improvements that may result from robust splicing correction with PGN-EDODM1, forecasts relating to our cash runway, and ongoing and planned regulatory interactions.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: delays or failure to successfully initiate or complete our ongoing and planned development activities for our product candidates, including PGN-EDODM1; our ability to enroll patients in our clinical trials, including FREEDOM2; that our interpretation of clinical and preclinical study results may be incorrect, or that we may not observe the levels of therapeutic activity in clinical testing that we anticipate based on prior clinical or preclinical results, including for PGN-EDODM1; our product candidates, including PGN-EDODM1, may not be safe and effective or otherwise demonstrate safety and efficacy in our clinical trials; adverse outcomes from our regulatory interactions, including delays in regulatory review, clearance to proceed or approval by regulatory authorities with respect to our programs, including clearance to commence planned clinical studies of our product candidates, or other regulatory feedback requiring modifications to our development programs, including in each case with respect to our FREEDOM and FREEDOM2 clinical trials; changes in regulatory framework that are out of our control; our ability to obtain, maintain and protect our intellectual property; our ability to enforce our patents against infringers and defend our patent portfolio against challenges from third parties; competition from others developing therapies for indications we are pursuing; unexpected increases in the expenses associated with our development activities or other events that adversely impact our financial resources and cash runway; and our dependence on third parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning PepGen’s programs and operations are described in our most recent reports filed with the SEC. PepGen explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

This release discusses PGN-EDODM1, an investigational therapy that has not been approved for use in any country, and is not intended to convey conclusions about its efficacy or safety. There is no guarantee that PGN-EDODM1 or any other investigational therapy will successfully complete clinical development or gain regulatory authority approval.

Investor Contact
Laurence Watts
New Street Investor Relations
laurence@newstreetir.com

Media Contact

Julia Deutsch

Lyra Strategic Advisory, LLC

Jdeutsch@lyraadvisory.com

Condensed Consolidated Statements of Operations

(unaudited, in thousands except share and per share data)

	Three Months Ended September 30,
	2025	2024
Operating expenses:
Research and development	$ 13,423	$ 17,722
General and administrative	5,231	5,449
Total operating expenses	$ 18,654	$ 23,171
Operating loss	$ (18,654)	$ (23,171)
Other income (expense)
Interest income	634	1,826
Other (expense) income, net	(6)	(39)
Total other income, net	628	1,787
Net loss before income tax	$ (18,026)	$ (21,384)
Income tax expense	—	—
Net loss	$ (18,026)	$ (21,384)
Net loss per share, basic and diluted	$ (0.52)	$ (0.66)
Weighted-average common stock outstanding, basic and diluted	34,362,876	32,581,542

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	September 30, 2025 (unaudited)	December 31, 2024
Assets
Cash, cash equivalents and marketable securities	$ 163,665	$ 120,191
Other assets	26,392	30,692
Total assets	$ 190,057	$ 150,883
Liabilities and stockholders’ equity
Liabilities	$ 26,917	$ 32,263
Stockholders’ equity	163,140	118,620
Total liabilities and stockholders’ equity	$ 190,057	$ 150,883